UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2016 (March 30, 2016)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue, Building 5B Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 397-0611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Separation-Related Agreements

On April 1, 2016, Armstrong World Industries, Inc. (“AWI”) completed the previously announced plan to separate its Resilient Flooring and Wood Flooring segments into a separate and independent public company, Armstrong Flooring, Inc. (“AFI”), through the distribution of all of the then outstanding shares of AFI common stock to AWI’s shareholders.

Effective as of 11:59 p.m., Eastern time, on April 1, 2016, the distribution date, AWI distributed all of the issued and outstanding shares of AFI common stock to AWI’s shareholders of record as the close of business on March 21, 2016, the record date for the distribution, as a pro rata distribution. On the distribution date, AWI shareholders received one share of AFI common stock for every two shares of AWI common stock held as of the record date and will receive cash in lieu of any fractional shares of AFI common stock. As a result of the distribution, AWI does not beneficially own any shares of AFI common stock. The separation and distribution has resulted in AFI becoming an independent, publicly traded company, trading on the New York Stock Exchange under the symbol “AFI.”

As previously announced, on March 11, 2016, AWI entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with AFI that sets forth, among other things, certain agreements between AWI and AFI regarding the principal transactions necessary to effect the separation and distribution. On April 1, 2016, in connection with the completion of the separation and distribution, AWI entered into certain other agreements with AFI as contemplated by the Separation and Distribution Agreement that, together with a Plan of Division under Pennsylvania law (the “Plan of Division”) adopted by AWI’s board of directors, provides for the separation and allocation between AWI and AFI of the assets, employees, liabilities and obligations of AWI and its subsidiaries attributable to periods prior to, at and after AFI’s separation from AWI and govern the relationship between AWI and AFI subsequent to the completion of the separation and distribution. These agreements include:

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Trademark License Agreement;

•	a Transition Trademark License Agreement; and

•	a Campus Lease Agreement.

A description of the terms and conditions of these agreements that are material to AWI can be found in AFI’s information statement, dated March 24, 2016 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K, under the section entitled “Certain Relationships and Related Person Transactions.” These summaries are incorporated by reference into this Item 1.01. The description of the agreements set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of those agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

Debt Arrangements

On April 1, 2016, AWI entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), by and among AWI, the guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-syndication agents, Manufacturers and Traders Trust, The Bank of Nova Scotia, Fifth Third Bank, Citizens Bank of Pennsylvania, TD Bank National Association and Bank of Montreal, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A.

and Citibank, N.A., as joint lead arrangers and joint book managers. The Amended and Restated Credit Agreement amends and restates the amended and restated credit agreement, dated as of March 15, 2013, among AWI, certain subsidiaries of AWI, as the other borrower and guarantors thereunder, Bank of America, N.A., as administrative agent, and the other lenders and institutions from time to time party thereto (the “2013 Credit Agreement”). On April 1, 2016, prior to entering into the Amended and Restated Credit Agreement, AWI received a dividend payment from AFI in the amount of $50 million.

The Amended and Restated Credit Agreement provides AWI with a $200 million revolving credit facility (the “Revolving Credit Facility”), with sublimits for letters of credit and swing line loans, and provides a $600 million term loan A (“Term Loan A”) and a $250 million term loan B (“Term Loan B” and together with Term Loan A, the “Term Loans”). The Revolving Credit Facility and the Term Loans are referred to as the “Amended and Restated Credit Facilities.” The Revolving Credit Facility and Term Loan A are scheduled to mature on April 1, 2021. Term Loan B is scheduled to mature on April 1, 2023. The Amended and Restated Credit Agreement provides for an uncommitted accordion feature that allows AWI to request the existing lenders or third party financial institutions to provide additional capacity in the form of increased revolving credit commitments, incremental term loans, other revolving credit commitments or a new term loan or loans, in an amount not to exceed the greater of $300 million or up to a consolidated net secured leverage ratio of 2.50 to 1.00.

On April 1, 2016, the signing date of the Amended and Restated Credit Agreement, AWI borrowed the full amount available under the Term Loans, a portion of which, combined with the AFI dividend, was used to repay all existing debt under the 2013 Credit Agreement.

Borrowings (other than swing line loans) under the Amended and Restated Credit Facilities will bear interest at a rate per annum equal to a floating rate, which will be, at AWI’s option, a base rate or a Eurodollar rate equal to the London interbank offered rate (“LIBOR”) for the relevant interest period, plus, in each case, an applicable margin determined in accordance with the provisions of the Amended and Restated Credit Agreement. The base rate will be the highest of (a) the prime rate of Bank of America, N.A., (b) the federal funds effective rate plus 1/2 of 1.00% and (c) one month LIBOR plus 1.00%. The initial applicable margin for borrowings under the Revolving Credit Facility and Term Loan A will be 1.00% with respect to base rate borrowings and 2.00% with respect to Eurodollar borrowings, with such applicable margins subject to adjustment based on AWI’s consolidated net leverage ratio. The applicable margin for borrowings under Term Loan B will be 2.25% with respect to base rate borrowings and 3.25% with respect to Eurodollar borrowings. In addition to paying interest on outstanding principal under the Amended and Restated Credit Agreement, AWI will pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at an initial rate equal to 0.35% per annum, subject to adjustment based on AWI’s consolidated net leverage ratio. AWI must also pay customary letter of credit and agency fees.

The Amended and Restated Credit Agreement requires AWI to prepay outstanding loans, subject to certain exceptions, with (i) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property (including casualty and condemnation events) in excess of $25 million in any fiscal year, subject to reinvestment rights and certain other exceptions, (ii) so long as AWI’s consolidated net leverage ratio is greater than or equal to 3.50 to 1.00, 50% of AWI’s consolidated excess cash flow, and (iii) so long as AWI’s consolidated net leverage ratio is greater than 3.00 to 1.00, 100% of the net cash proceeds of certain funded indebtedness in excess of $200 million. If at any time the aggregate amount of outstanding revolving loans exceeds the commitment amount, the amount of outstanding letters of credit exceeds the letter of credit sublimit or the amount of outstanding swing lines exceeds the swing line sublimit, AWI will be required to repay outstanding loans or cash collateralize letters of credit in an amount equal to such excess.

AWI may voluntarily reduce the unutilized portion of the commitment amount and prepay outstanding loans under the Revolving Credit Facility and Term Loan A without premium or penalty other than customary “breakage” costs with respect to Eurodollar loans. If AWI makes a voluntary prepayment of Term Loan B within six months of April 1, 2016 in connection with any new or additional term loans that have an effective interest rate margin or weighted average yield that is less than the applicable rate for, or weighted average yield of, Term Loan B, AWI must pay a prepayment premium in an amount equal to one percent (1.0%) of the principal amount repaid. Subject to certain conditions, AWI may also offer to make prepayments on a non-pro rata basis to the lenders in respect of the Term Loans at a discount to par value.

A twelve (12) month grace period applies to principal amortization of Term Loan A. In the last three quarters of 2017, all four quarters of 2018 and the first quarter of 2019, each of the quarterly amortization payments of Term Loan A will be in an amount equal to 1.25% of the original principal amount of Term Loan A. In the last three quarters of 2019 and all four quarters of 2020, each of the quarterly amortization payments of Term Loan A will be in an amount equal to 2.50% of the original principal amount of Term Loan A. The principal amount outstanding on Term Loan A will be due and payable on April 1, 2021. Each quarterly amortization payment of Term Loan B will be in an amount equal to 0.25% of the original principal amount of Term Loan B. The principal amount outstanding on Term Loan B will be due and payable on April 1, 2023. The principal amount outstanding on the loans under the Revolving Credit Facility will be due and payable on April 1, 2021.

All obligations under the Amended and Restated Credit Agreement are guaranteed by each of AWI’s wholly owned domestic subsidiaries that individually, or together with its subsidiaries, has assets of more than $2 million. All obligations under the Amended and Restated Credit Agreement, and guarantees of those obligations, are secured, subject to certain exceptions, by the following assets:

•	A first-priority pledge of 100% of the capital stock and other equity interests of all material domestic subsidiaries, direct and indirect, of AWI (other than certain, excluded subsidiaries). Material domestic subsidiaries are domestic subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $2 million (other than insurance subsidiaries and securitization subsidiaries).

•	A pledge of 65% of the voting capital stock and other equity interests of all material first-tier foreign subsidiaries, direct and indirect, of AWI, subject to certain exceptions. Material first-tier foreign subsidiaries are Armstrong World Industries Canada Ltd. and any other first-tier foreign subsidiary that individually, or together with its subsidiaries on a consolidated basis, has assets of more than $10 million (other than foreign subsidiaries organized under the laws of the People’s Republic of China or Russia and any other foreign subsidiary if a pledge of such foreign subsidiary’s capital stock would violate any law or be expected to have an adverse effect on such foreign subsidiary’s business).

•	A grant of a security interest in substantially all personal property of AWI and material domestic subsidiaries, including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses and machinery and equipment (the security interests are limited to those which may be perfected by the filing of financing statements under the Uniform Commercial Code or, in the case of intellectual property, filings with the United States Office of Patents and Trademarks or the United States Copyright Office).

•	Mortgage liens on all material real property of AWI and the guarantors located in the United States. Material domestic real property means the six real properties currently owned by AWI and the guarantors and any individual real property acquired after April 1, 2016 to the extent such real property has a net book value in excess of $6 million.

•	All proceeds of the foregoing.

The Amended and Restated Credit Agreement contains a number of covenants that, among other things and subject to certain significant exceptions, restrict AWI’s ability and the ability of its subsidiaries to:

•	Incur additional indebtedness.

•	Pay dividends on AWI’s capital stock or redeem, repurchase or retire AWI’s capital stock or indebtedness.

•	Make investments, loans, advances and acquisitions.

•	Create restrictions on the payment of dividends or other amounts to AWI from its subsidiaries.

•	Engage in transactions with AWI’s affiliates.

•	Sell assets, including capital stock of AWI’s subsidiaries.

•	Consolidate or merge.

•	Create liens.

•	Enter into sale and lease back transactions.

In addition, the Amended and Restated Credit Agreement requires AWI to comply with certain financial ratio maintenance covenants.

The Amended and Restated Credit Agreement also contains customary affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $50 million.

The description of the Amended and Restated Credit Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.8.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Separation and Distribution Agreement and in connection with the completion of the separation and distribution, on March 11, 2016, AWI’s board of directors adopted the Plan of Division, pursuant to which, on March 30, 2016, AWI engaged in a division under Pennsylvania law (the “division”), pursuant to which the assets and liabilities of AWI related primarily to AWI’s Resilient Flooring and Wood Flooring segments were allocated to a newly formed Pennsylvania corporation that resulted from the division (the “Resulting PA Corporation”).

On March 31, 2016, after the division became effective, AFI and the Resulting PA Corporation entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which the Resulting PA Corporation merged with and into AFI (the “Merger”), with AFI surviving the Merger as a Delaware corporation and the successor to the Resulting PA Corporation. The Merger was consummated on March 31, 2016.

On April 1, 2016, AFI paid a $50 million cash dividend to AWI. The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On April 1, 2016, AWI completed the separation and distribution by distributing all of the issued and outstanding shares of AFI common stock to AWI’s shareholders of record as the close of business on March 21, 2016, the record date for the distribution, as a pro rata distribution. On April 4, 2016, AWI issued a press release announcing the completion of the distribution of the common stock of AFI. A copy of the press release is attached hereto as Exhibit 99.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

On March 30, 2016, in connection with the separation and distribution, Matthew J. Espe, Michael F. Johnston, Jeffrey Liaw and Richard E. Wenz each resigned as a director of AWI, effective as of the completion of the distribution. As a result, the board of directors determined to decrease the size of the board from twelve to ten members, and Victor D. Grizzle and Cherryl Thomas were elected as directors of AWI, each effective as of as of the completion of the distribution.

In connection with the resignations and elections described above, the committees of AWI’s board of directors were reconstituted, effective as of the completion of the distribution. John J. Roberts, Tao Huang and Cherryl Thomas have been appointed as members of the Audit Committee of the board of directors, and Mr. Roberts has been appointed as the Chair of the Audit Committee. Stan A. Askren, James J. Gaffney, Larry S. McWilliams, James C. Melville and Gregory P. Spivy have been appointed as members of the Management Development and Compensation Committee of the board of directors, and Mr. Askren has been appointed as the Chair of the Management Development and Compensation Committee. James J. Gaffney, James C. Melville, James J. O’Connor and John J. Roberts have been appointed as members of the Nominating and Governance Committee of the board of directors, and Mr. Gaffney has been appointed as the Chair of the Nominating and Governance Committee.

On March 30, 2016, James J. Gaffney notified AWI’s board of directors that he will not stand for reelection at AWI’s 2016 annual meeting of shareholders. As a result, the board determined to decrease the size of the board from ten to nine members, effective as of Mr. Gaffney’s resignation from the board of directors at the 2016 annual meeting of shareholders.

Resignation and Appointment of Officers

In connection with the separation and distribution, each of Matthew J. Espe (President and Chief Executive Officer), Donald R. Maier (Executive Vice President and Chief Executive Officer of Armstrong Floor Products) and David S. Schulz (Chief Financial Officer) resigned from their respective officer positions at AWI, effective as of March 30, 2016.

On March 30, 2016, the following persons were designated as officers of AWI, effective as of March 30, 2016:

Name	Title
Victor D. Grizzle	President and Chief Executive Officer

Brian L. MacNeal	Senior Vice President and Chief Financial Officer

Mark A. Hershey	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Stephen F. McNamara	Vice President and Controller

Ellen R. Romano	Senior Vice President, Human Resources

David S. Cookson	Senior Vice President, Americas

Charlie Chiappone	Senior Vice President, Ceilings Solutions

The appointments of Victor D. Grizzle and Brian L. MacNeal were in accordance with the previously announced intentions of the board, as reported in the Current Report on Form 8-K filed by AWI on February 23, 2015 and the Current Report on Form 8-K filed by AWI on July 30, 2015, respectively. Since January 2011, Mr. Grizzle served as AWI’s Executive Vice President and Chief Executive Officer of Armstrong Building Products. Since June 2014, Mr. MacNeal served as Vice President of Global Finance and Chief Financial Officer of Armstrong Building Products. Prior to joining AWI, Mr. MacNeal served as the Interim Chief Financial Officer of Heartland Energy Solutions. Prior to joining Heartland Energy Solutions, Mr. MacNeal was with Campbell Soup Company, most recently serving as Vice President Finance – North America S&OP, from August 2011 through January 2013 and before that serving as the Vice President of Finance and Chief Financial Officer – Europe from December 2009 through August 2011. Mr. Grizzle is currently age 54 and Mr. MacNeal is currently age 49.

Compensatory Arrangements of Certain Officers

AWI and Mr. Espe have entered into a severance agreement and release (the “Severance Agreement”) in accordance with the terms of Mr. Espe’s Amended and Restated Employment Agreement dated June 24, 2010 and amended March 9, 2015, copies of which are on file as Exhibit 10.1 to the Current Report on Form 8-K filed by AWI on June 25, 2010 and Exhibit 10.1 to the Current Report on Form 8-K filed by AWI on March 9, 2015, respectively (together, the “Employment Agreement”). In connection with Mr. Espe’s separation from AWI, Mr. Espe will receive a lump sum payment of $2,018,800 in full satisfaction of AWI’s obligation under the Retention Award Agreement between Mr. Espe and AWI dated February 24, 2015. Pursuant to the Severance Agreement and consistent with the terms of the Employment Agreement, Mr. Espe will provide AWI with a general release of claims, and upon its effectiveness will receive or be entitled to (i) a lump sum severance payment of $4,239,480, which is two times the sum of Mr. Espe’s annual salary and target bonus; (ii) continued participation by Mr. Espe in the AWI health plan and continued life insurance coverage at active employee rates for six months following his separation and, for the eighteen month period thereafter, a monthly payment by AWI equal to $2,915 in lieu of continued health, dental, vision, medical and life insurance benefits; (iii) to the extent earned, a pro rata bonus for the year of separation based on AWI’s actual performance for fiscal year 2016, payable at the same time as AWI pays bonuses to other executives. Mr. Espe’s outstanding equity awards will be treated in accordance with the terms and conditions of the relevant agreements.

The summary of the Severance Agreement set forth under this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement and Release, which is attached hereto as Exhibit 10.7.

In connection with their appointment as President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, the board of directors increased the compensation of Mr. Grizzle and Mr. MacNeal to the following, effective April 1, 2016:

Officer	Salary	Annual Incentive Target as a Percentage of Salary	Long-Term Incentive Target as a Percentage of Salary	Total Target Direct Compensation
Victor D. Grizzle	$700,000	100%	250%	$3,150,000
Brian MacNeal	$375,000	60%	100%	$975,000

Item 8.01 Other Events

On April 4, 2016, AWI issued a press release announcing the completion of the separation and distribution. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition Services Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.2	Tax Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.3	Employee Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.4	Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.5	Transition Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.6	Campus Lease Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.7	Severance Agreement and Release, dated as of March 30, 2016, by and between Armstrong World Industries, Inc. and Matthew J. Espe

10.8	Amended and Restated Credit Agreement, dated as of April 1, 2016, by and among Armstrong World Industries, Inc., as Borrower, certain subsidiaries of Armstrong World Industries, Inc. identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent and Collateral Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Syndication Agents, Manufacturers and Traders Trust, The Bank of Nova Scotia, Fifth Third Bank, Citizens Bank of Pennsylvania, TD Bank National Association and Bank of Montreal, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Citibank, N.A., as joint lead arrangers and joint lead managers

99.1	Information Statement of Armstrong Flooring, Inc., dated March 24, 2016 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Armstrong Flooring, Inc. with the SEC on March 24, 2016)

99.2	Press Release of Armstrong World Industries, Inc., dated April 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark Hershey
	Name:	Mark Hershey
	Title:	General Counsel and Chief Compliance Officer

Date: April 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Services Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.2	Tax Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.3	Employee Matters Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.4	Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.5	Transition Trademark License Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.6	Campus Lease Agreement, dated as of April 1, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.

10.7	Severance Agreement and Release, dated as of March 30, 2016, by and between Armstrong World Industries, Inc. and Matthew J. Espe

10.8	Amended and Restated Credit Agreement, dated as of April 1, 2016, by and among Armstrong World Industries, Inc., as Borrower, certain subsidiaries of Armstrong World Industries, Inc. identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent and Collateral Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Syndication Agents, Manufacturers and Traders Trust, The Bank of Nova Scotia, Fifth Third Bank, Citizens Bank of Pennsylvania, TD Bank National Association and Bank of Montreal, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Citibank, N.A., as joint lead arrangers and joint lead managers

99.1	Information Statement of Armstrong Flooring, Inc., dated March 24, 2016 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Armstrong Flooring, Inc. with the SEC on March 24, 2016)

99.2	Press Release of Armstrong World Industries, Inc., dated April 4, 2016